Exhibit 10.48

AMENDMENT NO. 1
TO
PETER D. MCDONALD
SECULAR TRUST AGREEMENT

THIS AMENDMENT NO. 1 is made as of this 12th day of March, 2007 to the Peter D. McDonald Trust Agreement, dated September 29, 2006 (the “Trust”), by and among UAL Corporation (the “Company”), Peter D. McDonald (the “Executive”) and The Northern Trust Company, as trustee (the “Trustee”).

WHEREAS, Section 9(a) of the Trust authorizes its amendment by a written instrument executed by the Company, the Executive and the Trustee; and

WHEREAS, the parties hereto wish to amend the Trust in the manner described herein.

NOW THEREFORE, the Company, the Executive and the Trustee agree as follows:

1.   Amendment and Restatement of Section 1(d).   Section 1(d) of the Trust shall be amended and restated in its entirety to read as follows.

“The Trust is intended to be taxed as a simple trust, and the Trust’s income shall be distributed currently to the Executive at the times provided herein. The Trust’s fiscal year is the calendar year.”

2.   Amendment and Restatement of Section 2(i).   Section 2(i) of the Trust shall be amended and restated in its entirety to read as follows:

“All current earnings arising from investment of the Trust Fund shall be distributed to the Executive as of the last business day of the calendar quarter in which earned by the Trust. The Trustee, or such other tax advisor as may be selected by the Company, shall prepare the annual tax returns for the Trust and deliver such returns to the Trustee and the Company for review and submission to the proper tax authorities.”

3.   Amendment of Section 4(a)(16).   Section 4(a)(16) of the Trust shall be amended by replacing the word “Code” therein with the following text “Internal Revenue Code of 1986, as amended”.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first above written.

Attest:		UAL CORPORATION

	/s/ Deborah Porter	By:	/s/ Paul R. Lovejoy

Name:	Deborah Porter	Name:	Paul R. Lovejoy

Title:	Assistant Secretary	Title:	Senior Vice President, General Counsel and Secretary

Attest:		THE NORTHERN TRUST COMPANY,
as Trustee

	/s/ Clark Delanois	By:	/s/ David M. Cyganiak

Name:	Clark Delanois	Name:	David M. Cyganiak

Title:	Sr. Vice President	Title:	Vice President

PETER D. MCDONALD

/s/ Peter D. McDonald